EXECUTION COPY

CUSTODY AGREEMENT

Dated 1 December 2010

WIMM BILL DANN FINANCE CYPRUS LTD

and

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION

and

PEPSI-COLA (BERMUDA) LIMITED

Table of Contents

Contents		Page

1	Definitions	0
2	Appointment of Custodian	1
3	Representations and Warranties	1
4	Notice to Custodian of Transfers and Deliveries	3
5	Approved Custodian	3
6	Authorisations and consents	4
7	Maintenance of accounts	6
8	Sub-Custodians	7
9	Third Parties	7
10	No advice given	7
11	Conflicts of interest	7
12	Registration of Securities	8
13	Capital and income collection	8
14	Corporate Actions	10
15	Withdrawal and Delivery	10
16	Indemnity	10
17	Confidentiality	11
18	Telephone recording	11
19	Fees	11
20	Standard of Care	11
21	Termination	12
22	Entire Agreement	12
23	Compliance with Laws	13
24	Partial Invalidity	13
25	Notices	13
26	Delivery	13

27	Counterparts	13
28	Governing Law and Enforcement	13
29	Third Party Rights	13

This Agreement is dated 1 December 2010 and is made between:

(1)
Wimm Bill Dann Finance Cyprus Ltd (formerly known as Dicastor Holdings Limited), a limited liability company duly incorporated under the laws of the Republic of Cyprus, having its registered office at 1 Avlonos street, Maria House, 1075 Nicosia, Cyprus, registered with the Registrar of Companies in Cyprus under registration number HE 270485 (the “Chargor”);

(2)	JP Morgan Chase Bank, National Association, acting through its London Branch, located at 60 Victoria Embankment, London EC4Y 0JP (the “Custodian”); and

(3)	Pepsi-Cola (Bermuda) Limited, a limited liability company, incorporated under the laws of Bermuda, legal address Clarendon House, 2 Church Street Hamilton HM 11, Bermuda (the “Chargee”).

WHEREAS:

(A)
The Chargor and the Chargee propose to enter into an English law share charge deed to be dated on or around the date hereof (the “Charge Deed”) (a copy of which is set out in Appendix IX), which expression will include the Charge Deed as amended, novated or supplemented (if and to the extent that such amendment novation or supplement has been approved by all of the parties to this Agreement) a draft of which is annexed to this Agreement pursuant to which the Chargor shall provide Securities (as hereinafter defined) by way of security in favour of the Chargee for the payment of the Secured Obligations (as hereinafter defined).

(B)	Each of the Chargor and the Chargee has requested the Custodian to establish custodial accounts on behalf of the Chargor and to receive and hold Securities.

(C)
The Custodian has agreed to provide certain collateral management services to the Chargor and the Chargee in order to support transactions relating to the Securities entered into pursuant to the Charge Deed as more particularly set forth herein.

IT IS AGREED as follows:

1	Definitions

In this Agreement:

“Accounts” has the meaning given to that term in Clause 7.1.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

“Custodian Group” means the Custodian and its Subsidiaries for the time being.

“Enforcement Event” has the meaning given to that term in the Charge Deed.

“Enforcement Notice” means a notice, in writing, to be served on the Custodian and the Chargor by the Chargee only after an Enforcement Event shall have occurred, is continuing and has not been remedied, stating that an Enforcement Event has occurred and is continuing (the form of which is set out in Appendix IV).

“Euroclear” means Euroclear Bank SA as operator of the Euroclear system.

“Instructions” has the meaning given to that term in Clause 6.1 (ii).

“Party” means a party to this Agreement.

“Secured Obligations” has the meaning given to that term in the Charge Deed.

“Securities” means the securities listed in Appendix VIII hereto.

“Securities Account” has the meaning given to that term in Clause 7.1.

“Securities Cash Account” has the meaning given to that term in Clause 7.1.

“Security” means a mortgage, charge, encumbrance, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Release Notice” means the notice confirming the release of the Securities from the Security (the form of which is set out in Appendix III).

“Sterling” means the lawful currency of the United Kingdom for the time being.

“Subsidiary” means a subsidiary within the meaning of Section 736 of the Companies Act 1985.

“Transfers” has the meaning given to that term in Clause 3.1 (ii).

“Valid Service of an Enforcement Notice” means the service of an Enforcement Notice on the Custodian and the Chargor by the Chargee following the occurrence of an Enforcement Event that is continuing and has not been remedied.

“Valid Service of a Withdrawal Notice” means that a Withdrawal Notice has been served on the Custodian and the Chargor by the Chargee.

“Withdrawal Notice” means a notice in writing, given by the Chargee to the Custodian and the Chargor, confirming that an Enforcement Event is no longer continuing (the form of which is set out in Appendix V).

2	Appointment of Custodian

2.1
The Chargor hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as custodian of all the Securities delivered to, and accepted by, the Custodian in the Securities Account in accordance with the Instructions and appoints the Custodian as its agent and banker to perform the services and obligations provided for in this Agreement and the Chargor agrees that only the Securities to which the Chargor is absolutely and beneficially entitled have been and will be transferred or delivered to the Custodian or to the order of the Custodian as aforesaid.

2.2
The Chargor and the Chargee each authorises the Custodian to deliver and take delivery of all Securities transferred pursuant to the Charge Deed in accordance with the Instructions given in compliance with the terms of this Agreement, and deliveries made in accordance with this Agreement shall be deemed to be in compliance with their respective obligations under the Charge Deed with regard to the delivery and redelivery of Securities. The Custodian shall be under no obligation whatsoever to make enquiries as to whether or ensure that the terms of the Charge Deed have been complied with.

2.3	Promptly following execution of the Charge Deed, the Chargor and the Chargee shall procure that a copy thereof is delivered to the Custodian.

3	Representations and Warranties

3.1	Chargor, Chargee and Custodian

Each of the Chargor, Chargee and Custodian represents and warrants to each other, which representations and warranties shall be deemed to be repeated on each and every date on which this Agreement is in force, that:

(i)
it has all the necessary powers and is duly authorised to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

(ii)
the person signing this Agreement on its behalf is (or was, as the case may be), and (with respect to the Chargor and the Chargee only) the person who represented the Chargor and the Chargee, respectively, in connection with each transfer of any Securities (the “Transfers”) pursuant to an Instruction, and any person providing the Custodian with Instructions in accordance with this Agreement, is duly authorised to do so on its behalf;

(iii)
it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and such authorisations and (with respect to the Chargor and the Chargee only) the Transfers are in full force and effect;

(iv)
the execution, delivery and performance of this Agreement will not violate any statute, regulation, order, law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected; and

(v)	this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

3.2	Further Representations of Chargor and Chargee

Each of the Chargor and the Chargee further represents and warrants to the Custodian, which representations and warranties shall be deemed to be repeated on each and every date on which this Agreement is in force, that:

(i)
(in the case of the Chargor) the appointment of the Custodian as its custodian, banker, and agent hereunder has been duly authorised and (in the case of the Chargor and the Chargee) no other corporate action or approval is required prior to the Custodian or it acting pursuant hereto;

(ii)	it is entering into this Agreement and the Transfers for itself as principal and not as agent for another person;

(iii)
at the time of any Transfer by it, it will have the full and unqualified right to make such Transfer and that all Securities are free and clear of any lien, claim, charge, encumbrance or other security interest other than the Security created by the Charge Deed only or any lien imposed on all securities by a Clearing System or sub-custodian with which any such Securities may be held; and

(iv)
the execution, delivery and performance of the Transfers and Security created by the Charge Deed will not violate any statute, regulation, order, law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

3.3	Further Representations of the Custodian

The Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each and every date that this Agreement is in force, that:

(i)	it is a national banking association chartered under U.S. Federal law, acting through its London Branch and regulated by the FSA; and

(ii)
it will maintain the Accounts as a custodial securities and cash account and shall administer the Accounts in the same manner as it administers similar accounts established for the same purpose that it maintains for its customers in the ordinary course of its business.

4	Notice to Custodian of Transfers and Deliveries

4.1
No transfer or delivery of the Securities will be made without prior notice to the Custodian and, in the event of the insolvency of the Chargor or any insolvency proceeding being commenced in respect of the Chargor, the Custodian shall not be obliged to accept any transfer or delivery hereunder

4.2
The Chargor confirms that it has instructed JP Morgan’s GlobeClear Department (“GlobeClear”) to transfer the Securities from the Chargor’s current securities custody account with that Department to the Securities Account (such instruction to be provided to the GlobeClear in the form of Appendix VI). The Chargor further confirms that it has instructed the Custodian to receive the Securities into the Securities Account (such instruction to the Custodian in the form of Appendix VII). Upon receipt of the Securities the Custodian shall immediately notify the Chargor and the Chargee that the Securities have been credited to the Securities Account.

5	Approved Custodian

5.1	As used in this clause:

(i)
the term “FSA” means the Financial Services Authority (including any successor or replacement organisation following amalgamation, merger or otherwise) recognised under the Financial Services and Markets Act 2000 (including any statutory modification or re-enactment thereof or any regulations or orders made thereunder) by which, as the case may be, the Custodian or the Chargor is for the time being regulated or authorised; and

(ii)	the term “Rules” means the rules of the FSA as set out in the FSA’s Handbook of Rules and Guidance as amended, varied or substituted from time to time.

5.2
For the purposes of the Rules, the Custodian shall treat the Chargor as a Professional Client and, notwithstanding that the Chargor may be acting as agent on behalf of another person, the Chargor alone shall be treated as the Custodian’s customer.

5.3
Where the Custodian is for the time being subject to any Rules in the provision of services pursuant to this Agreement (including without limitation, in relation to the appointment of sub-custodians, Securities Depositories and agents) the rights and obligations of the Custodian under the provisions of this Agreement shall be read and construed as subject to and permitted by such Rules, and the provisions of this Agreement shall be limited accordingly.

5.4	The Rules require the Custodian to inform the Chargor that:

(i)
where Securities are held overseas there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the UK, or such jurisdiction as is appropriate in the circumstances, together with different practices for the separate identification of Securities. The Custodian will from time to time inform the Chargor of matters relevant to each relevant jurisdiction;

(ii)	in providing the services described in this Agreement, the Custodian intends holding Securities with sub-custodians who are members of the Custodian Group;

(iii)
although Securities will ordinarily be registered in the name of a nominee, the Custodian may from time to time (if the Securities are subject to the law or market practice of a jurisdiction outside the UK and it is in the Chargor’s best interests to register in that way or it is not feasible to do otherwise because of the nature of the applicable law or market practice) register or record securities in the name of a sub-custodian, the Chargor, or the Custodian itself. If Securities are registered in the Custodian’s name, the Securities in question may not be segregated from assets of the Custodian and in the event of failure of the Custodian (i.e. the appointment of a liquidator, receiver or administrator, or trustee in bankruptcy or any equivalent procedure in any relevant jurisdiction), customers’ assets may not be as well protected from claims made on behalf of the general creditors of the Custodian. However, arrangements with the sub-custodians are such that customer securities with them shall be in a separate account containing assets belonging only to the customers of the Custodian and not the Custodian’s proprietary assets. In any event, the Custodian will notify the Chargor of the registration name used in respect of Securities;

(iv)	the Custodian accepts the same level of liability for any nominee company controlled by the Custodian or an affiliate as for itself;

(v)	the Securities may be held in omnibus accounts which are a form of pooling;

(vi)
if the Chargor instructs the Custodian to hold Securities with or register or record Securities in the name of a person not chosen by the Custodian, the consequences of doing so are at the Chargor’s own risk and the Custodian shall not be liable therefor;

(vii)
money held for the Chargor in an account with the Custodian will be held by the Custodian as banker and not as trustee and as a result, the money will not be held in accordance with the client money rules as set out in the Rules; and

(viii)	all formal complaints should be made in writing to the compliance officer of the Custodian at the address set out on the first page of this Agreement.

6	Authorisations and consents

6.1	As used in this Agreement:

(i)
the term “Authorised Persons” means the individuals designated in Appendix I, Part I by the Chargor and the individuals designated in Appendix I, Part II by the Chargee. The Custodian shall continue to treat as Authorised Persons, persons designated as such in accordance with this Clause until such time as the Custodian receives Instructions (in relation to Authorised persons in Appendix I, Part I, from the Chargor and, in the case of Authorised Persons in Appendix I, Part II, from the Chargee) that any such individual is no longer an Authorised Person. The Chargor confirms that, unless specified otherwise in writing, each Authorised Person designated in Appendix I, Part I and the Chargee confirms that, unless specified otherwise in writing, each Authorised Person designated in Appendix I, Part II shall be authorised to give any Instructions (as defined in paragraph (ii)) in relation to all Securities; and

(ii)
subject always to Clause 15 (Withdrawal and Delivery), the term “Instructions” means instructions received by the Custodian from any two Authorised Persons which relate to the Securities provided that:

(1)
the instructions contain all necessary information required by the Custodian to enable the Custodian to carry out the Instructions received by the Custodian via facsimile, post or trade information system acceptable to the Custodian; and

(2)
the Custodian believes in good faith that the Instructions have been given by two Authorised Persons, one of whom is a person designated in Appendix I, Part I and the other of whom is a person designated in Appendix I, Part II;

(3)	the Instructions have been transmitted with proper testing or authentication pursuant to terms and conditions which the Custodian may specify;

(4)	the instructions comply with Clause 15 (Withdrawal and Delivery);

(5)
the instructions are given before a Valid Service of an Enforcement Notice or, following a Valid Service of an Enforcement Notice, there has been a Valid Service of a Withdrawal Notice and the Custodian has had a reasonable opportunity to comply with the Instructions (but in any event no later than 1 Business Day following a Valid Service of a Withdrawal Notice); and

(6)	the Securities are not Securities in respect of which the Custodian has received a Security Release Notice.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

6.2
The Chargor shall be responsible for safeguarding any test keys, identification codes or other security devices which the Custodian shall make available to the Chargor or any Authorised Person. Any communication or notice given by the Chargor and/or the Chargee shall be in writing. The Custodian is authorised to seek confirmation of such Instructions by telephone call-back to the relevant persons designated in Appendix I, and the Custodian may rely upon the confirmation of anyone purporting to be the person or persons so designated.

6.3
Subject to Clause 15 (Withdrawal and Delivery), the Custodian will only withdraw or release Securities from the Accounts in accordance with Instructions and the Chargor and the Chargee each authorise the Custodian to accept and act upon any Instructions received by it without enquiry. The Custodian may (without prejudice to the foregoing) seek clarification or confirmation of an Instruction from one or more Authorised Persons, as appropriate and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it (acting reasonably). The Custodian shall not be liable for any loss arising from any delay whilst it obtains such clarification or confirmation or from exercising its right to decline to act in the absence of such clarification or confirmation.

6.4	The Custodian need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice but is under no duty to investigate whether any

Instructions comply with any applicable law, regulation or market practice. The Custodian shall be entitled (but not bound), if it deems possible to do so and upon notifying the Chargor and Chargee (where possible) to amend an Instruction in such a manner to comply with what the Custodian reasonably believes to be applicable law, regulation or market practice. The Custodian shall not be liable for losses arising from any such Instruction.

6.5
From the Valid Service of an Enforcement Notice, the Custodian shall be permitted to assume that an Enforcement Event has occurred and is continuing, until Valid Service of a Withdrawal Notice. Until such time as there is the Valid Service of an Enforcement Notice, the Custodian shall assume that no such Enforcement Event has occurred. The Chargee shall serve any Enforcement Notice and any Withdrawal Notice on the Chargor and the Custodian and, upon the Custodian’s receipt of any such notice, the Custodian shall be entitled to assume that any such notice has also been served on the Chargor and that it is a Valid Service of an Enforcement Notice or a Valid Service of a Withdrawal Notice as the case may be.

6.6
All notices sent by the Chargee pursuant to this Agreement shall be in writing (with a copy by facsimile), signed by a person whom the Custodian believes in good faith to be a person identified in Appendix I Part II (if applicable, as amended by notice by the Chargee to the Custodian), and shall be sent to the Custodian at the address specified in this Agreement (and marked for the attention of the person specified in this Agreement or such other address or person as shall be notified by the Custodian).

7	Maintenance of accounts

7.1
Notwithstanding Clause 5.4(iii) above, the Securities shall be maintained in an account of the Custodian or sub-custodian (which is employed in accordance with Clause 8 (Subcustodians) below) with Euroclear or such other approved bank or depositary as the Chargor, the Chargee and the Custodian may agree which is designated as being solely for the Securities, such account on the date of this Agreement being maintained by the Custodian with Euroclear (account number 12976) (the “Securities Account”). Any capital and income receivable in respect of the Securities (as contemplated by Clause 13.1 hereto) will be held in a USD cash account opened by the Custodian (the “Securities Cash Account” and together with the Securities Account the “Accounts”) with the following details:

Pay to
For the account of
For further credit to
IBAN:

7.2	The Custodian will identify in its books that the Securities belong to the Chargor subject to the terms of the Charge Deed (save as otherwise agreed by the Custodian, the Chargor and the Chargee).

7.3
Either the Custodian or sub-custodian (as appropriate) will maintain a record of the Securities held in the Securities Account and will provide the Chargor and the Chargee with statements identifying all the Securities held by the Custodian or to its order for the Chargor.

7.4	Cash deposits will earn interest at the Custodian’s prevailing rates for comparable accounts which will be notified to the Chargor from time to time.

7.5
The Custodian shall use reasonable endeavours to ensure that all information contained in any statement sent to the Chargor and the Chargee has been obtained from sources the Custodian believes to be reliable. The Custodian does not, however, make any representation as to the accuracy of such information. References in this Agreement to statements include any statements in electronic form.

7.6
The Custodian agrees not to pool Securities in the Securities Account with any securities held by the Custodian for its own account and the Custodian shall not use the Securities held in the Securities Account for its own account.

8	Sub-Custodians

The Chargor and the Chargee hereby consent to the employment by the Custodian of agents and sub-custodians to perform custodial and ancillary services for the purposes of this Agreement upon the terms of the Custodian’s agreement with the relevant subcustodian.

9	Third Parties

The Custodian shall not be responsible for any loss as a result of a failure by any broker or any other third party beyond the control of the Custodian. In particular, if a broker or any third party defaults in any obligation to deliver Securities or pay cash, the Custodian shall have no liability to the Chargor for such non-delivery or payment. Payments of income and settlement proceeds are at the risk of the Accounts. If the Custodian, at the Chargor’s request, appoints a broker or agent to effect any transaction on behalf of the Chargor, the Custodian shall have no liability whatsoever in respect of such broker’s duties or its actions, omissions or solvency.

10	No advice given

The Custodian will not give any advice on the merits or suitability of any transaction effected for, or action or inaction taken by the Chargor under this Agreement, and the Chargor acknowledges that any decision to enter into such a transaction or to act or not act is entirely a decision for the Chargor after taking such professional advice as the Chargor considers appropriate.

11	Conflicts of interest

The Chargor hereby authorises the Custodian to act hereunder notwithstanding that:

(i)
The Custodian or any of its divisions, branches or affiliates may have a material interest in the transaction or that circumstances are such that the Custodian may have a potential conflict of duty or interest including the fact that the Custodian or any of its affiliates may:

(a)	act as a market maker in the securities to which the Instructions relate;

(b)	provide broking services to other customers;

(c)	act as financial adviser to the issuer of such securities;

(d)	act in the same transaction as agent for more than one customer;

(e)	have a material interest in the issue of the securities; or

(f)	earn profits from any of the activities listed herein.

(ii)
The Custodian or any of its divisions, branches or affiliates may be in possession of information tending to show that the Instructions may not be in the best interests of the Chargor. The Custodian is not under any duty to disclose any such information.

12	Registration of Securities

12.1	Legal title to safe custody investments will be registered or recorded in any relevant record of legal entitlement in accordance with the Rules.

12.2
Securities which are registrable in the United Kingdom will be held to the Custodian’s order by its agent and registered in the name of an appropriate nominee, being a member of the Custodian Group, or otherwise in accordance with or as may be required by local market practice.

12.3	Securities which are registrable other than in the United Kingdom will be held to the Custodian’s order by its overseas agents and registered in accordance with local market practice.

13	Capital and income collection

13.1
Subject to Clause 15 (Withdrawal and Delivery), the Custodian will promptly collect all capital and income receivable in respect of the Securities and will (after actual receipt and reconciliation) credit such capital and income to the Securities Cash Account or, during the period beginning as soon as reasonably practicable after the Valid Service of an Enforcement Notice and (if applicable) ending as soon as reasonably practicable after the Valid Service of a Withdrawal Notice, as instructed by the Chargee. The Custodian may recall a payment, if the payment to the Custodian is reversed by the Custodian’s agent. In the event that the Chargor does not repay funds which have been reclaimed, without prejudice to the Custodian’s rights under applicable law, until repayment of such funds, the Custodian shall have and the Chargor shall grant to the Custodian, a floating charge ranking immediately behind the charge under or pursuant to the Charge Deed over the securities credited to the Securities Account and, subject to the Charge Deed, the Custodian shall be entitled without notice to the Chargor, to withhold delivery of such securities, sell or otherwise realise any such securities and to apply the proceeds in satisfaction of the unpaid claim. Neither the Custodian nor its sub-custodians shall be obliged to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any action with respect to collection of interest, dividends or redemption proceeds.

13.2
Subject to Clause 15 (Withdrawal and Delivery), the Custodian will settle transactions in accordance with Instructions subject to the Custodian holding or receiving all necessary Instructions, documents and funds, and will normally do so on such basis as is usual for the market concerned. Delivery or payment by the other Party to any such transaction shall be at the Chargor’s risk, and the Custodian’s obligation to credit the Chargor on any transaction shall be conditional upon receipt by the Custodian of the relevant documents or sale proceeds from the other Party.

13.3
The Custodian may operate a settlement system whereby the Chargor is debited with the purchase cost or credited with the proceeds of sale on the usual settlement (or subscription) days for the market concerned, conditionally upon settlement being ultimately effected. This may result in either a benefit or loss to the Custodian where such settlement is effected at other times. The Custodian reserves the right to effect the cancellation of any debit or credit so attributed to the Chargor if there are unreasonable delays or difficulties in settlement.

13.4
Neither the Custodian nor its sub-custodians shall be obliged to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any action with respect to collection of capital or income.

13.5
Subject to the provisions of this Clause 13, the Custodian will apply for a reduction of withholding tax wherever appropriate upon receipt of the necessary documentation from the Chargor. The Custodian will assist the Chargor to make reclaims of tax upon receipt of the necessary documentation from the Chargor.

13.6
The provision of a tax reclaim service by the Custodian in accordance with this Clause 13 is conditional upon the Custodian receiving from the beneficial owner of the Securities (a) a declaration on its identity and place of residence and (b) certain other documentation (pro forma copies of which are available from the Custodian). The Chargor shall provide to the Custodian such documentation and information as it may reasonably require in connection with a claim pursuant to Clause 13.5 and warrants that, when given, this information is true and correct in all material respects. The Chargor undertakes to notify the Custodian as soon as reasonably practicable if any information requires updating or correcting.

13.7
The Custodian shall not be liable to the Chargor or any third party for any tax, fines or penalties payable by the Custodian or the Chargor (other than tax payable in respect of fees received by the Custodian or value added tax payable in respect of goods or services supplied by the Custodian and/or except to the extent that these result from the negligence, wilful default or fraud of the Custodian or any member of the Custodian Group, its servants and/or agents), and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Chargor or any other person, or as a result of the provision to the Custodian or any third party of inaccurate or misleading information or the withholding of material information by the Chargor or any other person, or as a result of any delay of any revenue authority or any other matter beyond the control of the Custodian.

13.8
The Chargor confirms that the Custodian is authorised to deduct from any cash received any taxes or levies required by law to be paid to any revenue or governmental authority for whatever reason in respect of the Chargor’s Securities.

13.9
The Custodian shall perform the services set out in this Clause 13 only with respect to taxation levied by the revenue authorities of the countries notified to the Chargor from time to time and the Custodian may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this Clause 13, the Custodian shall have no responsibility with regard to the Chargor’s tax position or status in any jurisdiction.

13.10
The Chargor confirms that the Custodian is authorised to disclose any information required by law to be disclosed to any revenue authority or any governmental body in relation to the Chargor or the Securities held for the Chargor.

14	Corporate Actions

14.1
The Custodian will use reasonable endeavours to obtain information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy - see Clause 14.3 below), including legal notices or other material intended to be transmitted to securities holders (“Corporate Actions”). The Custodian will use reasonable endeavours to give the Chargor notice of such Corporate Actions to the extent that the Custodian’s corporate actions department in Bournemouth has actual knowledge of a Corporate Action in time to notify its customers.

14.2
Corporate Actions notices dispatched to the Chargor may have been obtained from sources which the Custodian does not control and may have been translated or summarised. Although the Custodian believes such sources to be reliable, the Custodian has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to the Chargor for any loss that may result from relying on such notice.

14.3
Details of the proxy voting services offered by the Custodian are available on request. Neither the Custodian nor its sub-custodians or nominees shall execute any form of proxy, or give any consent or take any action, in relation to any Securities (other than as authorised under Clause 14.2) except upon receipt of Instructions.

15	Withdrawal and Delivery

15.1
The Custodian shall not comply with any Instructions of the Chargor relating to the withdrawal, delivery or the disposal of the Securities unless the Chargee has delivered a Security Release Notice to the Custodian to the effect that the Securities have been released from the Charge Deed or the Chargee has otherwise given an Instruction consenting to such withdrawal, delivery or disposal.

15.2
For the avoidance of doubt, subject to Clause 15.1 above, the Custodian shall comply solely with Instructions given jointly by the Chargor and Chargee with respect to the withdrawal or delivery of the Securities.

16	Indemnity

The Chargor and Chargee agree to indemnify, severally and not jointly, the Custodian and its sub-custodians and their respective nominees, directors, officers, agents and employees against all actions, proceedings, claims, demands, liabilities, costs and expenses imposed on, incurred by or asserted against any of them arising out of this Agreement (other than any liability to payor account for tax in respect of any fee received, or any goods or services supplied by the Custodian pursuant to this Agreement,) except to the extent that these result from the negligence, wilful default or fraud of the Custodian or any member of the Custodian Group, its servants and/or agents.

17	Confidentiality

17.1
The Custodian will respect and protect the confidentiality of all information concerning the Securities and the Accounts and will not, without the Chargor’s prior written consent, disclose any such information to a third party except: (i) in connection with its performance under this Agreement (which may include, without limitation, disclosure of the name of the Chargor to any broker, dealer or market marker) or (ii) as required or requested by law or regulation or by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body or (iii) on the Chargor’s default either under this Agreement or under any other agreement which the Custodian has entered into on the Chargor’s behalf pursuant to this Agreement, whereupon the Custodian may disclose to a third party the Chargor’s name, addresses and such other information either as the Custodian deems necessary or as any counterparty reasonably requires or (iv) to any person to whom the Chargor has assigned its rights under this Agreement.

17.2
The Chargor and the Chargee agree to keep this Agreement confidential other than (i) where disclosure is required or requested by law or regulation or by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body or (ii) to any of their officers, employees, advisers or affiliates.

18	Telephone recording

The Chargor acknowledges that the Custodian reserves the right to record telephone conversations, and that access to such recordings is highly restricted.

19	Fees

The Chargee will pay to the Custodian, following receipt of an invoice from the Custodian thereto the following fees;

19.1	Custody Arrangement Fee: USD 2,500;

19.2	Custody Administration Fees: USD 2,500;

19.3
Euroclear Safekeeping Charges: 0.75 bps p.a. calculated on the market value of the securities held in Euroclear, with a minimum charge of USD 8,333 per month (not pro-rated for partial months). The Euroclear safekeeping charges will be billed semi-annually in arrears.

20	Standard of Care

20.1
In performing its obligations under this Agreement, the Custodian will act with reasonable care, skill and diligence and the Custodian will look after assets with the same degree of care, skill and diligence as it does for its own similar assets in the relevant market. The Custodian will only be liable to the Chargor and the Chargee for any liability, loss or cost suffered by the Chargor, or the Chargee, to the extent that such liability, loss or cost is a direct result of the negligence, wilful default or fraud of the Custodian or any broker, dealer, market maker, sub-custodian or agent which is a member of the Custodian Group. The Custodian will not be responsible for any loss attributable to any act, omission or default of any broker, dealer, market maker, sub-custodian or agent, including without limitation Euroclear, selected by the Custodian provided that the Custodian has not acted negligently in selecting or utilising the services of such broker, dealer, market maker, sub-custodian or agent. The Custodian, the Chargee and the Chargor agree that, as a genuine pre-estimate of loss, the Custodian’s liability to the Chargor or the Chargee shall be determined based upon the value of any property as at the date of the discovery of loss and without reference to any special circumstances or indirect or consequential losses.

20.2
The Custodian shall have no liability arising from this Agreement or from any obligations which relate to this Agreement (including, but not limited to, obligations in tort) for any indirect, special, punitive or consequential loss or damage.

20.3
Clause 20.1 above does not apply to any loss or damage caused by the gross negligence, wilful default or fraud on the part of the Custodian or to death or personal injury arising from any failure on the part of the Custodian to take reasonable care or exercise reasonable skill.

20.4	For the purposes of this Clause 20:

“consequential loss or damage” means loss or damage of a kind or extent which was not reasonably foreseeable at the time this Agreement was entered into as a serious possibility in the event of the breach of obligation in question.

“special loss or damage” means loss or damage of a kind or extent which arises from circumstances special to the Chargor or the Chargee and not from the ordinary course of things, whether or not those circumstances were known to the Custodian either at the time this Agreement was entered into or later.

21	Termination

21.1
This Agreement will terminate upon the occurrence of any event specified in Clause 10.2 to 10.4 (inclusive) of the Charge Deed, or otherwise may be terminated by the Custodian or the Chargor on sixty days notice to the other, provided that in each case a Security Release Notice has been delivered by the Chargee in respect of all the Securities.

21.2
On notice of termination, the Chargor and the Chargee will promptly give the Custodian Instructions concerning the transfer of the Securities, and the Custodian will forthwith arrange for the realisation or transfer of the Securities in accordance with the Instructions received by it in that regard. Notwithstanding service of notice of termination by the Chargor or the Chargee, the Custodian is authorised to give effect to any Instructions received prior to the actual date of termination. The Custodian shall be entitled to deduct any amount owing to it by way of fees in respect of the Accounts which has been outstanding for more than 120 days prior to delivery of Securities (and shall be entitled to sell the same and apply the proceeds in satisfaction of amounts owing to it). The Custodian waives any right of set-off with respect of any other outstanding amounts. Each of the Chargee and the Chargor undertakes to settle such amounts, if any, that may be due from it to the Custodian with respect to the Account and the Securities within 30 days of the termination of the Agreement.

21.3	Termination will not affect accrued rights or any contractual provision intended to survive termination, including but not limited to Clause 16 (Indemnity).

22	Entire Agreement

This Agreement, together with the Appendices, will constitute the entire agreement between the parties hereto, superseding all proposals or prior agreements to the subject matter of this Agreement.

23	Compliance with Laws

The Chargor will not use the facilities hereby requested so as to contravene English law or the law of any other place governing the issue or transfer of or otherwise affecting the Securities or any part thereof.

24	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25	Notices

25.1	Any communication to be made under or in connection with this Agreement shall be made in writing unless expressly stated and, unless otherwise stated, may be made by fax, or letter.

25.2	The provisions of Clause 13.2 of the Charge Deed shall be incorporated into this Agreement as if set out in this Agreement.

26	Delivery

Any communication or document to be made or delivered to any Party will be effective only when actually received by that Party and then only if it is expressly marked for the attention of the department or officer identified with that Party’s signature below (or any substitute department or officer as that Party shall specify for this purpose).

27	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

28	Governing Law and Enforcement

28.1	This Agreement will be governed by and construed in accordance with English law.

28.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England.

29	Third Party Rights

A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 (except where otherwise specified in this Agreement) to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Agreement has been delivered as an Agreement on the date stated at the beginning of this Agreement.

SIGNED as an AGREEMENT by Andrew Macleod

for and on behalf of PEPSI-COLA (BERMUDA)

LIMITED

/s/

SIGNED as an AGREEMENT by Anthony Denis

Maher for and on behalf of WIMM BILL DANN

FINANCE CYPRUS LTD

           /s/

SIGNED as an AGREEMENT by Charles Lander

for and on behalf of JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION

SIGNED as an AGREEMENT by Andrew Macleod

for and on behalf of PEPSI-COLA (BERMUDA)

LIMITED

SIGNED as an AGREEMENT by Anthony Denis

Maher for and on behalf of WIMM BILL DANN

FINANCE CYPRUS LTD

SIGNED as an AGREEMENT by Charles Lander
for and on behalf of JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

/s/